Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-29403, 333-39518, and 333-67464) of Exabyte Corporation of our report dated February 21, 2003, except for Note 17 as to which the date is March 5, 2003, relating to the consolidated financial statements and consolidated financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 28, 2003